_______________________________________________________________________________






                          SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC 20549

                                   ---------------


                                       FORM 8-K


                               CURRENT REPORT Pursuant
                             to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): October 29, 1996

                                    INTERSYSTEMS,_INC.
                   Exact Name of Registrant as specified in charter

                                         Delaware
                   ---------------------------------------------
                   (State or Other Jurisdiction of Incorporation)

          1-9547                               13-3256265
     ------------------                ---------------------------------
     Commission file No.               I.R.S. Employer Identification No.

                       8790 Wallisville Road, Houston, TX  77029
                       -----------------------------------------
                        (Address of Principal Executive Offices)

                                    (713) 675-0307
                  ----------------------------------------------------
                  (Registrant's Telephone Number, Including Area Code)






_______________________________________________________________________________







                             Page   1 of 2 pages

     Item 5. Other Events

              The Company's Board of Directors met on October 29, 1996 and resolved, among other matters, to terminate discussions with Helm Resources, Inc. ("Helm") concerning the previously announced proposed acquisition of Interpak Holdings, Inc. headquartered in Houston, Texas ("Interpak") from Helm. Helm currently owns approximately 25% of the Company's outstanding shares of Common Stock. After several months of negotiations, the Acquisition Committee of the Company's Board of Directors and Helm have been unable to reach an agreement as to price, nor has the Company been able to arrange financing to complete the acquisition. Interpak is a custom-packager of thermoplastic resins and also provides warehousing and delivery services to plastics producers and distributors.

                                      SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     INTERSYSTEMS, INC.


                                     By:/s/ Herbert M. Pearlman
                                        -----------------------
                                      Herbert M. Pearlman, Chairman


     Date: November 1, 1996

















                             Page   2 of 2 pages